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                                                                   EXHIBIT 10.17


                        ADMINISTRATIVE SERVICES AGREEMENT


       THIS AGREEMENT is entered into as of the 1st day of April, 1997, by and between Bird Creek Resources, Inc., ("BCR"), an Oklahoma corporation and Continental Natural Gas, Inc., ("CNG") an Oklahoma corporation.

                                    RECITALS

       A. From time to time, BCR advances various expenses and/or provides accounting and/or administrative services to CNG.

       B. BCR and CNG desire to memorialize their agreement with respect to the provision of services by BCR to CNG.

                             STATEMENT OF AGREEMENT

       NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration this date paid by each party to the other, the receipt and sufficiency of which are acknowledged by execution of this Agreement, the parties hereto hereby agree as follows:

       1.     Services Provided by BCR.

              (a) Nature of Services. BCR shall provide CNG with accounting, clerical and administrative services as BCR and CNG shall mutually agree from time to time.

              (b) Payment for Services Provided by BCR. In return for the services provided CNG shall pay BCR the following:

                     (i) Direct Expenses. An amount equal to all direct expenses incurred by BCR on CNG's behalf, including but not limited to photocopying charges and any and all other charges which BCR can directly attribute to CNG's account;

                     (ii) Accounting, Clerical and Administrative Services Expenses. An allocable portion of all salaries, employee benefits, employment taxes (including FICA, FUTA and all other employment related taxes), unemployment and disability insurance and/or compensation with respect to BCR employees who perform services for CNG.

              For purposes of this paragraph 1(b), an "allocable portion" shall mean that portion of such expenses which are attributable to CNG's usage of the services of BCR's employees.





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       2.     Billing and Payment for Services Rendered by BCR.

              (a) Invoices. Invoices for services rendered pursuant to paragraph 1 above, shall be submitted by BCR to CNG on a monthly basis.

              (b) Payment of Invoices. Each such invoice shall become due and payable no later than the 15th day (the "Due Date") after the day on which the invoice is submitted by BCR.

              (c) Late Charges. In the event that payment is not received by BCR on or before the Due Date, all unpaid balances shall accrue interest at the rate of twelve percent (12%) per annum.

              (d) Attorney Fees. In the event any action is brought to enforce, or for the breach of, the payment provisions of this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including a reasonable attorney's fee.

              (e) Termination of Agreement. In the event payment is not timely made pursuant to the terms of this paragraph 2, BCR may suspend services and terminate this Agreement upon ten (10) days prior written notice to CNG.

       3. Term. This Agreement shall commence as of the date hereof and shall continue until March 31, 1998; provided, however, the term of this Agreement shall be automatically renewed month to month thereafter unless either party shall give written notice to the other not less than thirty (30) days prior to the expiration of the initial term of this Agreement or any extension thereof.

       4.     Miscellaneous.

              (a) Benefit. This Agreement shall be binding upon and insure to the benefit of the parties hereto and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any other person any rights or remedies under or by reason of this Agreement.

              (b) Construction. Every covenant, term and provisions of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any party.

              (c) Notice. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person, or, whether or not actually received, if deposited in the United States mail, registered or certified mail, with sufficient postage prepaid thereon, and addressed as follows:





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                            If to CNG:     Continental Natural Gas, Inc.
                                           1412 S. Boston, Suite 500
                                           Tulsa, Oklahoma  74119
                                           Attn:  Garry D. Smith

                            If to BCR:     Bird Creek Resources, Inc.
                                           1412 S. Boston, Suite 550
                                           Tulsa, Oklahoma  74119
                                           Attn:  H. Ric Hedges

       or to such other address as CNG or BCR may have notified the other in writing.

              (d) Entire Agreement. This Agreement embodies the entire understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

       IN WITNESS WHEREOF, the parties have duly executed this agreement as of the day and year first above written.



                                           BIRD CREEK RESOURCES, INC.



                                           By /s/ H. RIC HEDGES
                                              ----------------------------------
                                              H. Ric Hedges, President


                                           CONTINENTAL NATURAL GAS, INC.



                                           By /s/ GARRY D. SMITH
                                              ----------------------------------
                                              Garry D. Smith, Vice President





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